Exhibit 99.1

CarParts.com Reports Record Fourth Quarter and Full Year 2020 Results

Record Q4 Sales of $119.7 million, up 90%

Record Fiscal Year Sales of $443.9 million, up 58%

TORRANCE, Calif. – March 8th, 2021 – CarParts.com, Inc. (NASDAQ: PRTS), one of the leading e-commerce providers of automotive parts and accessories, is reporting results for the fourth quarter and fiscal year ended January 2, 2021.

Fourth Quarter 2020 Summary vs. Year-Ago Quarter

●	Net sales increased 90% year over year to $119.7 million (includes one extra week).
●	Gross profit increased 97% to $41.6 million, with gross margin up 110 basis points to 34.8%.
●	Net loss was ($3.5) million or ($0.07) per share, compared to a net loss of ($25.1) million or ($0.70) per share. Q4 2019 net loss included a ($23.0) million non-cash deferred tax valuation allowance.
●	Adjusted EBITDA decreased to $1.0 million vs. $1.7 million in the year ago quarter. The decline was partially due to approximately $1 million in additional expenses associated with the opening of our Texas Distribution Center (“DC”) as well as increased receiving across the network.

Fiscal Year 2020 Summary vs. 2019

●	Net sales increased 58% year over year to $443.9 million (includes one extra week).
●	Gross profit increased 84% to $155.4 million, with gross margin up 500 basis points to 35.0%.
●	Net loss was ($1.5) million or ($0.04) per share, compared to a net loss of ($31.5) million or ($0.89) per share. 2019 net loss included a ($23.0) million non-cash deferred tax valuation allowance.
●	Adjusted EBITDA was $16.0 million vs. $4.5 million.

Management Commentary

“The significant investments we made in 2019 laid the foundation for the success we experienced in 2020.” said Lev Peker, CEO of CarParts.com. “Our strategy of Right Part, Right Place, Right Time is helping us transform and disrupt an industry with a superior value proposition that keeps our customers at the center of everything we do.”

“While we are very proud of our work over the last 2 years and the improvements we have made, we still believe that there is significant market opportunity ahead of us. Our plan is to continue to get closer to the customer, provide an expanding selection of both mechanical and EV/Hybrid replacement parts, and help customers get parts installed with increased convenience and transparency.”

“We’re laser focused on providing a fast and convenient shopping experience that builds trust, brand awareness and drives repeat purchasing. CarParts.com continues to demonstrate strong forward momentum and our team is executing well on multiple strategic objectives.”

Fourth Quarter 2020 Financial Results

Net sales in the fourth quarter of 2020 were $119.7 million compared to $63.0 million in the year-ago quarter. The growth in sales was primarily driven by increased revenue growth from our flagship website, CarParts.com.

Gross profit in the fourth quarter increased 97% to $41.6 million compared to $21.2 million last year, with gross margin up 110 bps to 34.8% compared to 33.7%. These improvements were driven by strong growth in house brands sales, favorable channel and product mix, partially offset by higher inbound and outbound freight costs and seasonal surcharges from our carriers.

Total operating expenses in the fourth quarter were $44.9 million compared to $23.3 million in the fourth quarter last year. The increase was driven by personnel costs related to the new Texas DC, technology spend, & marketing spend.

Net loss in the fourth quarter decreased to ($3.5) million compared to ($25.1) million in the fourth quarter last year. The loss for 2020 was primarily driven by startup expenses incurred to open the Texas DC without the benefit of offsetting revenues while the prior year loss was primarily driven by a non-cash valuation allowance charge of ($23.0) million related to our deferred tax assets.

Adjusted EBITDA in the fourth quarter decreased to $1.0 million compared to $1.7 million in the year-ago quarter, with the decrease driven primarily by the aforementioned increase in expenses related to opening a new DC as well as increased receiving across the network.

At fiscal year-end January 2, 2021, the company had no revolver debt, no outstanding trade letters of credit (“LCs”) and a cash balance of $35.8 million, compared to no debt, $17.3 million of outstanding trade LCs and a $2.3 million cash balance at December 28, 2019.

Conference Call

CarParts.com CEO Lev Peker and CFO/COO David Meniane will host a conference call today, followed by a question and answer period.

Date: Monday, March 8, 2021

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Webcast: www.carparts.com/investor/news-events

To listen to the live call, please click the link above to access the webcast at least 5-10 minutes prior to the start time to register your name and organization. The audio webcast will be archived on the Company’s website at www.carparts.com/investor.

If you are unable to join via the webcast, you may dial in to the call at 833-649-1138 (domestic) or 918-922-3112 (international) using access code 6047338. A telephone replay will also be available on the same day through March 22, 2021 at 855-859-2056 (domestic) or 404-537-3406 (international) using access code 6047338.

A copy of the investor presentation for the 2020 fiscal year will also be made available on the investor relations section of the Company’s website at www.carparts.com/investor.

About CarParts.com, Inc.

For over 20 years, CarParts.com has been a leader in the e-commerce automotive aftermarket, providing collision, engine, and performance parts and accessories. With over 50 million parts delivered, we've helped everyday drivers across the continental United States find the right parts to keep their vehicles on the road.

With a focus on the end-to-end customer experience, we've designed our website and sourcing network to simplify the way drivers get the parts they need. Our vehicle selector and easy-to-navigate, mobile-friendly website offers customers guaranteed fitment and a convenient online shopping experience. And with our own wide distribution network, we bring the very best brands and manufacturers directly to consumer hands, cutting out all the brick-and-mortar supply chain costs to provide quality parts at a discount for our loyal customers. Combined with our 90-day return policy and satisfaction guarantee, CarParts.com makes it simple for customers to get parts delivered straight to their door.

CarParts.com is headquartered in Torrance, California.

Non-GAAP Financial Measures

Regulation G, and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA,” which is a non-GAAP financial measure. Adjusted EBITDA consists of net loss before (a) interest expense, net; (b) income tax provision; (c) depreciation and amortization expense; (d) amortization of intangible assets; (e) share-based compensation expense; and in 2019, (f) costs associated with our customs issue; and (g) costs associated with the employee transitions. A reconciliation of Adjusted EBITDA to net loss is provided below.

The Company believes that this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflects an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as one measure of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of stock compensation expense and the costs associated with the customs issue, as well as other items that we do not believe are representative of our ongoing operating performance. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; and for evaluating the effectiveness of operational strategies. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the ongoing operations of companies in our industry.

This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are all unusual, infrequent or non-recurring.

Safe Harbor Statement

This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding our future operating results and financial condition, our potential growth and our ability to expand and improve our product offerings. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, competitive pressures, our dependence on search engines to attract customers, demand for the Company’s products, the online market and channel mix for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase the Company’s product costs, the operating restrictions in its credit agreement, the weather, the impact of the customs issues and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.carparts.com/investor and the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Investor Relations:

Ryan Lockwood, CFA

ir@carparts.com

Summarized information for the periods presented is as follows (in millions):

	Fourteen Weeks Ended	Thirteen Weeks Ended	Fifty-Three Weeks Ended	Fifty-Two Weeks Ended
	January 2, 2021	December 28, 2019	January 2, 2021	December 28, 2019
Net sales	$119.73	$62.96	$443.88	$280.66
Gross profit	$41.64	$21.19	$155.37	$84.22
	34.8%	33.7%	35.0%	30.0%
Operating expense	$44.90	$23.33	$155.07	$92.47
	37.5%	37.1%	34.9%	32.9%
Net loss	$(3.49)	$(25.09)	$(1.51)	$(31.55)
	(2.9)%	(39.9)%	(0.3)%	(11.2)%
Adjusted EBITDA	$1.03	$1.69	$16.03	$4.53
	0.9%	2.7%	3.6%	1.6%

The table below reconciles net loss to Adjusted EBITDA for the periods presented (in thousands):

	Fourteen Weeks Ended	Thirteen Weeks Ended	Fifty-Three Weeks Ended	Fifty-Two Weeks Ended
	January 2, 2021	December 28, 2019	January 2, 2021	December 28, 2019
Net loss	(3,488)	(25,086)	(1,513)	(31,548)
Depreciation & amortization	2,359	1,681	7,657	6,252
Amortization of intangible assets	27	25	102	100
Interest expense, net	241	487	1,694	1,897
Taxes	108	22,455	307	21,437
EBITDA	$(753)	$(438)	$8,247	$(1,862)
Stock comp expense	1,787	1,701	7,778	3,656
Employee transition costs(1)	—	384	—	2,274
Customs costs(2)	—	46	—	464
Adjusted EBITDA	$1,034	$1,693	$16,025	$4,532

(1)	We incurred costs related to the transition of executive management related to severance, recruiting, hiring bonuses, and relocation costs.
(2)	We incurred port and carrier fees and legal costs associated with our customs related issues.

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS

(Unaudited, in Thousands, Except Per Share Data)

	Fiscal Year Ended
	January 2,	December 28,
	2021	2019
Net sales	$443,884	$280,657
Cost of sales (1)	288,518	196,434
Gross profit	155,366	84,223
Operating expense	155,071	92,473
Income (loss) from operations	295	(8,250)
Other income (expense):
Other, net	213	36
Interest expense	(1,714)	(1,897)
Total other expense, net	(1,501)	(1,861)
Loss before income taxes	(1,206)	(10,111)
Income tax provision	307	21,437
Net loss	(1,513)	(31,548)
Other comprehensive (loss) gain:
Foreign currency translation adjustments	(86)	(52)
Actuarial loss on defined benefit plan	(400)	(313)
Unrealized gain on deferred compensation trust assets	57	—
Total other comprehensive loss	(429)	(365)
Comprehensive loss	$(1,942)	$(31,913)
Net loss per share:
Basic and diluted net loss per share	$(0.04)	$(0.89)
Weighted-average common shares outstanding:
Shares used in computation of basis and diluted net loss per share	42,333	35,720

(1)	Excludes depreciation and amortization expense which is included in operating expense.

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, In Thousands, Except Par and Liquidation Value)

	January 2,	December 28,
	2021	2019
ASSETS
Current assets:
Cash and cash equivalents	$35,802	$2,273
Accounts receivable, net	6,318	2,669
Inventory	89,316	52,500
Other current assets	7,939	4,931
Total current assets	139,375	62,373
Property and equipment, net	14,742	9,650
Right-of-use - assets - operating leases, net	17,507	4,544
Right-of-use - assets - finance leases, net	12,457	9,011
Other non-current assets	2,892	2,368
Total assets	$186,973	$87,946
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$45,302	$44,433
Accrued expenses	18,190	9,519
Customer deposits	630	652
Notes payable, current	—	729
Right-of-use - obligation - operating, current	2,527	1,368
Right-of-use - obligation - finance, current	1,583	640
Other current liabilities	3,747	2,605
Total current liabilities	71,979	59,946
Notes payable, non-current	—	1,060
Right-of-use - obligation - operating, non-current	16,046	3,419
Right-of-use - obligation - finance, non-current	11,428	8,627
Other non-current liabilities	4,031	2,514
Total liabilities	103,484	75,566
Commitments and contingencies
Stockholders’ equity:
Series A convertible preferred stock, $0.001 par value; $1.45 per share liquidation value or aggregate of $6,017; 4,150 shares authorized; 0 and 2,771 shares issued and outstanding as of January 2, 2021 and December 28, 2019	0	3
Common stock, $0.001 par value; 100,000 shares authorized; 48,091 and 36,167 shares issued and outstanding as of January 2, 2021 and December 28, 2019 (of which 2,525 are treasury stock)	51	38
Treasury stock	(7,146)	(7,146)
Additional paid-in capital	260,260	187,147
Accumulated other comprehensive (loss) income	(215)	214
Accumulated deficit	(169,461)	(167,876)
Total stockholders’ equity	83,489	12,380
Total liabilities and stockholders' equity	$186,973	$87,946

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, In Thousands)

	Fiscal Year Ended
	January 2,	December 28,
	2021	2019
Operating activities
Net loss	$(1,513)	$(31,548)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization expense	7,657	6,252
Amortization of intangible assets	102	100
Deferred income taxes	—	21,287
Share-based compensation expense	7,778	3,656
Stock awards issued for non-employee director service	24	19
Amortization of deferred financing costs	18	1
Changes in operating assets and liabilities:
Accounts receivable	(3,650)	1,058
Inventory	(36,815)	(2,874)
Other current assets	(2,983)	(1,527)
Other non-current assets	(1,056)	166
Accounts payable and accrued expenses	8,398	9,953
Other current liabilities	1,120	(99)
Right-of-use obligation - operating leases - current	1,143	1,364
Right-of-use obligation - operating leases - long-term	(321)	(1,121)
Other non-current liabilities	1,030	190
Net cash (used in) provided by operating activities	(19,068)	6,877
Investing activities
Additions to property and equipment	(9,657)	(6,160)
Payment for intangible assets	(101)	—
Net cash used in investing activities	(9,758)	(6,160)
Financing activities
Borrowings from revolving loan payable	1,415	14,626
Payments made on revolving loan payable	(1,415)	(14,626)
Proceeds from notes payable	4,107	257
Payments of notes payable	(5,333)	(130)
Payments on finance leases	(1,005)	(670)
Net proceeds from issuance of common stock	60,461	—
Statutory tax withholding payment for share-based compensation	(93)	(302)
Proceeds from exercise of stock options	4,257	460
Preferred stock dividends paid	(33)	(80)
Net cash provided by (used in) financing activities	62,361	(465)
Effect of exchange rate changes on cash	(6)	(10)
Net change in cash and cash equivalents	33,529	242
Cash and cash equivalents, beginning of period	2,273	2,031
Cash and cash equivalents, end of period	$35,802	$2,273
Supplemental disclosure of non-cash investing and financing activities:
Right-of-use operating asset acquired	$15,508	$1,098
Right-of-use finance asset acquired	$4,766	$947
Accrued asset purchases	$1,822	$720
Share-based compensation expense capitalized in property and equipment	$659	$55
Fixed asset purchased through note payable	$—	$1,919
Cash paid during the period for income taxes	$135	$95
Cash paid during the period for interest	$1,834	$1,896